Tonix Pharmaceuticals Holding Corp. 8-K

Exhibit 99.01

© 2021 Tonix Pharmaceuticals Holding Corp. 1 June 2021 Version P0306 6 - 28 - 2021 (Doc 0854) Investor Presentation NASDAQ:TNXP

© 2021 Tonix Pharmaceuticals Holding Corp. 2 Cautionary Note on Forward - Looking Statements Certain statements in this presentation regarding strategic plans, expectations and objectives for future operations or results are “forward - looking statements” as defined by the Private Securities Litigation Reform Act of 1995 . These statements may be identified by the use of forward - looking words such as “anticipate,” “believe,” “forecast,” “estimate” and “intend,” among others . These forward - looking statements are based on Tonix’s current expectations and actual results could differ materially . There are a number of factors that could cause actual events to differ materially from those indicated by such forward - looking statements . These factors include, but are not limited to, risks related to failure to obtain U . S . Food and Drug Administration clearances or approvals and noncompliance with its regulations ; our need for additional financing ; delays and uncertainties caused by the global COVID - 19 pandemic ; substantial competition ; uncertainties of patent protection and litigation ; uncertainties of government or third party payor reimbursement ; limited research and development efforts and dependence upon third parties . As with any pharmaceutical under development, there are significant risks in the development, regulatory approval and commercialization of new products . The forward - looking statements in this presentation are made as of the date of this presentation, even if subsequently made available by Tonix on its website or otherwise . Tonix does not undertake an obligation to update or revise any forward - looking statement, except as required by law . Investors should read the risk factors set forth in the Annual Report on Form 10 - K for the year ended December 31 , 2020 , as filed with the Securities and Exchange Commission (the “SEC”) on March 15 , 2021 , and periodic reports and current reports filed with the SEC on or after the date thereof . All of Tonix's forward - looking statements are expressly qualified by all such risk factors and other cautionary statements .

© 2021 Tonix Pharmaceuticals Holding Corp. 3 Tonix Pharmaceuticals: Who We Are and What We Do Mission And Purpose Clinical - stage biopharmaceutical company that invents, licenses, acquires and develops innovative medicines to help patients manage central nervous system (CNS) and immunology conditions “Advancing science to improve patient care and public health” Team of passionate professionals Advancing innovative programs into the clinic: Phase 2 and Phase 3 clinical data are perceived as value - creating inflection points Pipeline Development stage: programs range from preclinical to mid - Phase 3; expect three new programs in Phase 2 by YE 2021 Therapeutic modalities: small molecules, small synthetic peptides, recombinant peptide from E. coli , recombinant proteins from CHO cells (monoclonal antibody, fusion protein), live virus vaccines Route of administration: oral, sublingual, intranasal, i.v. , intradermal, percutaneous

Our Pipeline – CNS Portfolio

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CANDIDATES		INDICATION	STATUS
CNS Portfolio	TNX-102 SL[1]	**Fibromyalgia (FM) - Lead Program**	**Mid-Phase 3 – ongoing**
		PTSD Agitation in Alzheimer's Alcohol Use Disorder Long COVID (PASC[2])	Phase 3 ready Phase 2 ready Phase 2 ready Clinical – pre-IND[3]
	TNX-1300[4]	Cocaine Intoxication / Overdose	Phase 2
	TNX-1900[5]	Migraine and Craniofacial Pain	Clinical – pre-IND[6]
	TNX-2900[7]	Prader-Willi Syndrome	Clinical – pre-IND
	TNX-601 CR	Depression, PTSD, Neurocognitive Dysfunction from Steroids	Clinical – pre-IND[8]
	TNX-1600[9]	Depression, PTSD and ADHD	Preclinical

[1]TNX-102 SL (cyclobenzaprine HCl sublingual tablets) is an investigational new drug and has not been approved for any indication.
[2]Post-Acute Sequelae of COVID-19.
[3]Pre-IND (Investigational New Drug) meeting with the FDA scheduled for third quarter 2021 to seek agreement on design of a potential Phase 2 pivotal study.
[4]TNX-1300 (double-mutant cocaine esterase) is an investigational new biologic and has not been approved for any indication; licensed from Columbia University.
[5]Acquired from Trigemina; license agreement with Stanford University
[6]A Phase 2 trial under an investigator-initiated IND has been completed in the U.S. using TNX-1900; Phase 2 expected to start Q3'21
[7]Co-exclusive license agreement with French National Institute of Health and Medical Research (Inserm)
[8]TNX-601 CR is in the pre-IND stage in the U.S.; a Phase 1 trial for formulation development was completed outside of the U.S; Phase 2 expected to start Q4'21
[9]Acquired from TRImaran Pharma; license agreement with Wayne State University

© 2021 Tonix Pharmaceuticals Holding Corp.

© 2021 Tonix Pharmaceuticals Holding Corp. 5 Our Pipeline – Immunology & Biodefense Portfolio CANDIDATES INDICATION STATUS Immunology Portfolio TNX - 1800 Covid - 19 vaccine – Prioritized Program 1 Phase 1, 1H 2022* TNX - 2100 SARS - CoV - 2 skin test for T cell immunity 2 First - in - human study Q4’21* TNX - 3500 COVID - 19 (SARS - CoV - 2) antiviral 3 Preclinical TNX - 2300 COVID - 19 vaccine 4 Preclinical TNX - 801 Smallpox and monkeypox preventing vaccine 5 Preclinical TNX - 1500 Organ Transplant Rejection/Autoimmune Conditions 6 Preclinical TNX - 1700 Gastric and pancreatic cancers 7 Preclinical TNX - 701 Radioprotection Preclinical *Represents expected milestones 1 Live attenuated vaccine based on horsepox virus vector 2 In vivo diagnostic: SARS - CoV - 2 peptide epitope mixtures for intradermal administration to measure delayed - type hypersensitivity to SARS - CoV - 2 3 Sangivamycin, for injection 4 Live attenuated vaccine based on bovine parainfluenza virus vector; option for license with Kansas State University 5 Live attenuated vaccine based on horsepox virus 6 anti - CD40L humanized monoclonal antibody 7 Recombinant trefoil factor 2 (rTFF2) based protein; licensed from Columbia University

© 2021 Tonix Pharmaceuticals Holding Corp. 6 1 TNX - 102 SL is an investigational new drug and has not been approved for any indication. TNX - 102 SL 1 • Drug Product : cyclobenzaprine HCl – mannitol eutectic sublingual tablets for daily use at bedtime • Targeted Indications : Fibromyalgia, Posttraumatic Stress Disorder (PTSD), Agitation in Alzheimer’s Disease (AAD), Alcohol Use Disorder (AUD)

© 2021 Tonix Pharmaceuticals Holding Corp. 7 TNX - 102 SL FM Lead Program Background on Fibromyalgia Fibromyalgia (FM): A chronic condition Core symptoms: • widespread pain • sleep disturbance • fatigue • cognitive symptoms. Significant disabilities (impaired daily function). Course of disease can last decades 1 American Chronic Pain Association (www.theacpa.org, 2019) 2 . Walitt, B., Nahin, R.L., Katz, R.S., Bergman, M.J., Wolfe, F. (2015). The Prevalence and Characteristics of Fibromyalgia in the 2012 National Health Interview Survey. PLoS One; 10(9): e0138024. 3. Decision Resources, Fibromyalgia, 2012 Prevalence 2 - 4% US Population (6 - 12 million individuals) 1 90% Treated With Pharmacotherapy 3 Estimated 4.5MM Diagnosed 2

© 2021 Tonix Pharmaceuticals Holding Corp. 8 Challenges with Current Pharmacotherapy Limitations of Current Therapies Fewer than half of those treated for fibromyalgia receive relief from the three FDA - approved drugs 1 • Lack of overall response leading to discontinuation or augmentation • Lack of tolerability leading to discontinuation or reduction in dose (underdosing) Current Treatment Patterns As A Result of Limitations Switch Rates/Rotation/Discontinuation • Over 50% of patient starting an FDA approved therapy for FM switch or discontinue therapy after 12 months 2 Polypharmacy • Average patient is using 2.6 drugs for treating their fibromyalgia, 50% of patients take 3 or more medications concomitantly 3 Opioid usage is not uncommon Market Dissatisfaction Only 43% of patients indicated that they are satisfied with their medication for FM 5 1. Frost and Sullivan, 2010 2. Liu et al., 2016 3. Robinson et al., 2012; prospective observational study with 1,700 participants with fibromyalgia. 4. Sarmento et al., J Opioid Manag 2019; 15(6):460 - 77 – prescription opioid usage among diagnosed FM patients at one site 5. Robinson et al., 2013; prospective observational study with 1,700 participants with fibromyalgia

© 2021 Tonix Pharmaceuticals Holding Corp. 9 Fibromyalgia Unmet Need and Ideal Treatment Profile Unmet Medical Need: Current treatment patterns indicate that new, more effective, and better - tolerated treatments are necessary for management of FM 1 Source: 1. Yang, et al, 2016 Ideal Treatment Profile: Treats FM as a syndrome Relief from major symptoms (pain, sleep disturbances, fatigue) Reduces disability and improves daily living (global function) Well tolerated with low discontinuation • Low systemic side - effects • No daytime somnolence • No weight gain or impact on sexual function Suitable for chronic use • Not scheduled • Non opioid • Non abuse potential

© 2021 Tonix Pharmaceuticals Holding Corp. 10 TNX - 102 SL: Engineered to Treat FM This unique formulation of cyclobenzaprine has been designed to optimize delivery and absorption, while minimizing the potential residual effects of oral formulations of cyclobenzaprine. Innovative and proprietary Protectic ® delivery technology • Overcomes mucosal absorption barrier • Allows sublingual (SL) administration to achieves relevant systemic drug exposure • Stable SL tablet formulation • Benefits of sublingual delivery • Rapid drug exposure following nighttime administration • Lower daytime exposure • Avoids first - pass metabolism • Reduces risk of pharmacological interference from major metabolite No recognized abuse or dependency concerns

© 2021 Tonix Pharmaceuticals Holding Corp. 11 TNX - 102 SL 5.6 mg: Results from Completed Positive Phase 3 RELIEF Study Completed Positive Trial in FM: • Topline results announced in December 2020 • 503 participants randomized across 39 sites in U.S. • 95% of participants were women Topline Efficacy Results: • Achieved statistical significance in the pre - specified primary efficacy endpoint of reducing daily pain (p=0.01) • Activity shown in key secondary endpoints measuring improvements in sleep, fatigue and global FM symptoms and function Safety: • Well tolerated; side effects consistent with known side effects of cyclobenzaprine; no new safety signals observed

Positive Phase 3 F304/RELIEF Study: Design

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General study characteristics:

- Randomized, double-blind, placebo-controlled study in fibromyalgia in 39 U.S. sites (full sample size N=503)
- Adaptive Design: one unblinded interim analysis based on 50% of randomized participants

TNX-102 SL once-daily at bedtime
5.6 mg (2 x 2.8 mg tablets)[1] *N= 248*

Placebo once-daily at bedtime
N= 255

14 weeks

[1]Two week run- in at 2.8 mg dose at bedtime, followed by 12 weeks at 5.6 mg dose

Primary endpoint (Week 14):

- Daily diary pain severity score change (TNX-102 SL 5.6 mg vs. placebo) from baseline in the weekly average as measured by the numerical rating scale (NRS), using mixed model repeated measures analysis with multiple imputation (MMRM with MI)

Key Secondary endpoints (Week 14):

- Patient Global Impression of Change responder analysis
- Fibromyalgia Impact Questionnaire - Revised (FIQ-R) Symptom Domain score
- FIQ-R Function Domain score
- PROMIS Sleep Disturbance instrument T-score
- PROMIS Fatigue instrument T-score
- Weekly average of the daily diary assessment of sleep quality

Pivotal efficacy study to support NDA approval

© 2021 Tonix Pharmaceuticals Holding Corp.

F304/RELIEF Study Topline Data: Statistical Significance Achieved on Pre-specified Primary Efficacy Endpoint (p=0.01)

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Primary Outcome Measure at Week 14	Placebo (N=255)	TNX-102 SL (N=248)	Treatment Difference	P value
	LS Mean Change from Baseline (SE)	LS Mean Change from Baseline (SE)	Difference in LS Mean Change from Baseline Between TNX-102 SL and Placebo (SE)	
Daily Pain Diary[1], NRS	-1.5 (0.12)	-1.9 (0.12)	-0.4 (0.16)	**0.010***

Statistical Method: Mixed Model Repeated Measures analysis with Multiple Imputation
*p<0.0452 (requisite p-value hurdle for full study after Interim Analysis)
[1] Same primary endpoint analysis for FDA approvals of Cymbalta® and Lyrica® in fibromyalgia
Abbreviations: LS = least squares; NRS = numeric rating scale; SE = standard error

- Primary efficacy analysis also supported by an exploratory 30% responder analysis of daily diary pain, which indicated 46.8% on TNX-102 SL versus 34.9% on placebo achieved a 30 percent or greater reduction in pain (logistic regression; odds ratio [95% CI]: 1.67 [1.16, 2.40]; p=0.006)
  - 30% responder analysis was the primary analysis in F301 AFFIRM study of TNX-102 SL 2.8 mg
  - Also was the same primary endpoint analysis for FDA approval of Savella® for fibromyalgia

© 2021 Tonix Pharmaceuticals Holding Corp.

© 2021 Tonix Pharmaceuticals Holding Corp. 14 F304/RELIEF Study: Primary Efficacy Endpoint Results (continued) -2.2 -2 -1.8 -1.6 -1.4 -1.2 -1 -0.8 -0.6 -0.4 -0.2 0 0 1 2 3 4 5 6 7 8 9 10 11 12 13 14 LS Mean Change from Baseline (SE) in NRS Pain Score Study Week RELIEF Study Mean Change from Baseline in Weekly Averages of Daily NRS Pain Scores Placebo (N=255) TNX-102 SL (N=248) * * * * * * * *p<0.0452

F304/RELIEF Study: Key Secondary Efficacy Endpoints

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Outcome Measure at Week 14	Intent-to-Treat Analysis[1]	*P*-value
Non-Specific		
Patient Global Impression of Change	Responder Analysis: Proportion "Much Improved" or "Very Much Improved"	0.058
Fibromyalgia Syndrome-Related		
FIQ-R Symptom Domain	Mean Change from Baseline	0.007#
FIQ-R Function Domain	Mean Change from Baseline	0.009#
PROMIS Fatigue	Mean Change from Baseline	0.018#
Daily Sleep Quality Diary, NRS	Mean Change from Baseline	<0.001#
PROMIS Sleep Disturbance	Mean Change from Baseline	<0.001#

nominally significant at $p<0.0452$

[1] Combined periods (pre- and post-interim analysis); responder analysis is by Logistic Regression (missing = non-responder); the five mean change analyses are by Mixed Model Repeated Measures with Multiple Imputation

Abbreviations: FIQ-R = Fibromyalgia Impact Questionnaire – Revised; NRS = numeric rating scale; PROMIS = Patient-Reported Outcomes Measurement Information System

*TNX-102 SL is in clinical stage of development and not approved for any indication

© 2021 Tonix Pharmaceuticals Holding Corp.

© 2021 Tonix Pharmaceuticals Holding Corp. 16 P e r c e n t o f S u b j e c t s 0 10 20 30 40 50 60 70 80 90 100 Percentage Redution in Pain >=0% >=10% >=20% >=30% >=40% >=50% >=60% >=70% >=80% >=90% =100% Placebo TNX-102 SL Proportion of Subjects in Arm Cut - Off Points for Percentage Pain Responders • The CRA graph allows one to see the proportion of responders over an entire range of cut - off points • For example, >=30% improvement in pain is considered clinically meaningful in pain studies • Looking at that vertical line at >=30% and visualizing a horizontal line to the y - axis tells you the proportion of each arm that achieved that level of pain improvement or better (47% for TNX - 102 SL and 35% for placebo) • It can be seen that TNX - 102 SL separates from placebo, always at a higher proportion, up to about >=95% improvement F304/RELIEF Study: Continuous Responder Analysis (CRA) Graph Placebo TNX - 102 SL 5.6 mg

© 2021 Tonix Pharmaceuticals Holding Corp. 17 Adverse Events*(AEs) in F304/RELIEF Study Discontinuation rate due to adverse events: 8.9% TNX - 102 SL compared to 3.9% for placebo No serious and unexpected AEs in RELIEF related to TNX - 102 SL • Systemic AEs comparable with prior studies • Oral AEs similar to prior studies with TNX - 102 SL, although tongue/mouth numbness at about half the rate in RELIEF Those AEs reported at rate of greater than 5% in either treatment arm Systemic Adverse Events Placebo N=255 TNX - 102 SL 5.6 mg N=248 Somnolence/Sedation 1.2% 5.6% Local Administration Site Reactions Tongue/mouth numbness 0.8% 17.3% Tongue/mouth pain/discomfort 2.0% 11.7% Taste impairment 0.4% 6.5% Tongue/mouth tingling 0.4% 5.6% * Table reports only AEs at rate of greater than 5% in either treatment arm

© 2021 Tonix Pharmaceuticals Holding Corp. 18 Safety and Tolerability in F304/RELIEF Study • No new safety signals in RELIEF at TNX - 102 SL 5.6 mg dose • 82.3% in active arm and 83.5% in placebo arm completed the study • 8.9% in active arm and 3.9% in placebo arm discontinued due to adverse events • 7 SAEs in study: 2 in active arm and 5 in placebo arm • Of 2 in active arm, one was motor vehicle accident with multiple bone fractures, and other was pneumonia due to infection; both deemed unrelated to TNX - 102 SL • Similar oral administration site reactions as in prior studies with TNX - 102 SL • Overall low rates of systemic side effects, highest being somnolence/sedation at 5.6% in active group, 1.2% in placebo

TNX-102 SL 5.6 mg for Fibromyalgia: 2nd Phase 3 F306/RALLY Study – Enrollment Ongoing

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General study characteristics:

- Randomized, double-blind, placebo-controlled study in fibromyalgia in approximately 40 U.S. sites (N=670)
- Adaptive Design: one unblinded interim analysis based on 50% of randomized participants [1]

TNX-102 SL once-daily at bedtime
5.6 mg (2 x 2.8 mg tablets)[2]
N= ~335

Placebo once-daily at bedtime
N= ~335

14 weeks

Primary endpoint (Week 14):

- Daily diary pain severity score change (TNX-102 SL 5.6 mg vs. placebo) from baseline in the weekly average as measured by the numerical rating scale (NRS), using mixed model repeated measures analysis with multiple imputation (MMRM with MI)

Key Secondary endpoints (Week 14) include[1]:

- Daily diary sleep quality NRS score change
- Fibromyalgia Impact Questionnaire – Revised (FIQR): Symptoms Domain change
- PROMIS Fatigue instrument change

Interim results expected in 3rd quarter 2021

- Interim cohort recruited in March 2021
- Clinical phase of interim cohort completed

Topline results expected in 1st quarter 2022

Potential pivotal efficacy study to support NDA approval

[1]Pending agreement from FDA on statistical analysis plan
[2]Two week run in at 2.8 mg dose at bedtime, followed by 12 weeks at 5.6 mg dose
PROMIS = Patient-Reported Outcomes Measurement Information System

© 2021 Tonix Pharmaceuticals Holding Corp.

© 2021 Tonix Pharmaceuticals Holding Corp. 20 Approved Fibromyalgia Pharmacotherapies Pfizer • Drug: Lyrica® or pregabalin (U.S. patent expired in 2018) • Approved: 2004 • Mechanism: modulates nerve impulses involved in the transmission of pain through selective binding to the alpha2 - delta protein of the voltage - gated calcium channels in CNS tissues • Peak Sales: Approximately $5 billion (including all approved indications) Lilly • Drug: Cymbalta® or duloxetine (U.S. patent expired 2014) • Approved: 2004 • Mechanism: serotonin and norepinephrine reuptake inhibitor (SNRI) • Peak Sales: Approximately $5 billion (including all approved indications) Abbvie (developed by Forest Laboratories) • Drug: Savella ® or milnacipran (on patent) • Approved: 2009 • Mechanism: serotonin and norepinephrine reuptake inhibitor (SNRI) • Peak Sales: Approximately $130 million (approved for fibromyalgia indication only)

© 2021 Tonix Pharmaceuticals Holding Corp. 21 Other Fibromyalgia Pharmacotherapies in Development in the U.S. Axsome Therapeutics - AXS - 14 • Drug: esreboxetine • Mechanism: Selective norepinephrine reuptake inhibitor • Developmental Stage: At least mid - Phase 3 (Phase 2 and Phase 3 trial positive*) Aptinyx - NYX - 2925 • Drug: ((2S, 3R) - 3 - hydroxy - 2 - ((R) - 5 - isobutyryl - 1 - oxo - 2,5 - diazaspiro(3.4)octan - 2 - yl)butanamide) • Mechanism: NMDA receptor modulator • Developmental Stage: Phase 2 study is “active, not recruiting” Teva - Ajovy ® • Drug: fremanezumab • Anti - CGRP antibody • Developmental Stage: Phase 2 proof - of - concept study “recruiting” Virios Therapeutics – IMC - 1 • Drug: Combination of famciclovir and celecoxib • Anti - viral (herpes simplex) and COX - 2 inhibitor non - steroidal anti - inflammatory drug (NSAID) • Developmental Stage: Phase 2a completed *licensed from Pfizer, Jan 2020

© 2021 Tonix Pharmaceuticals Holding Corp. 22 TNX - 102 SL Intellectual Property – U.S. Protection expected until 2035 • United States Patent and Trademark Office (USPTO) issued United States Patent No. 9636408 in May 2017, Patent No. 9956188 in May 2018, Patent No. 10117936 in November 2018, and Patent No. 10864175 on December 2020 • European Patent Office (EPO) issued European Patent No. 2968992 in December 2019 (validated in 37 countries). Opposition filed in October 2020 by Hexal AG • China National Intellectual Property Administration issued Chinese Patent No. ZL 201480024011.1 in April 2019 • Japanese Patent Office (JPO) issued Japanese Patent No. 6310542 in March 2018 • 8 granted patents (Indonesia, Saudi Arabia, New Zealand, Australia, Mexico, Taiwan, Israel, South Africa) • 11 patent applications pending (1 being allowed in Canada) Composition of matter (eutectic): Protection expected to 2034/2035 • NZIPO issued New Zealand Patent No. 631144 in March 2017 and Patent No. 726488 in January 2019 • Taiwanese Intellectual Property Office issued Taiwanese Patent No. I590820 in July 2017, Patent No. I642429 in December 2018 and Patent No. I683660 in February 2020 • Australian Patent Office issued Australian Patent No. 2013274003 in October 2018 and Patent No. 2018241128 in September 2020 • JPO issued Japanese Patent No. 6259452 in December 2017 • 20 patent applications pending (1 being allowed in Mexico) Composition of matter (sublingual): Protection expected to 2033

© 2021 Tonix Pharmaceuticals Holding Corp. 23 TNX - 102 SL for Long COVID (PASC) Long COVID or Post - acute Sequelae of COVID - 19 (PASC) • Symptoms can include fatigue, sleep disorders, pain, fevers, shortness of breath, cognitive impairment described as “brain fo g”, gastrointestinal symptoms, anxiety, and depression • Can persist for months and can range in severity from mild to incapacitating • Occurs in more than 30% of patients. 2 • While typically associated with moderate or severe COVID - 19, Long COVID can occur after mild COVID - 19 or even after asymptomatic SARS - CoV - 2 infection Long COVID Overlap with Fibromyalgia • Long COVID has been compared to fibromyalgia because of the common symptoms of sleep disturbance, persistent pain, fatigue, and brain fog 3 • L ike fibromyalgia, is experienced by women at a higher rate, approximately four times more, than that of men 4 • Long COVID is a chronic disabling condition that is expected to result in a significant global economic burden 5 • In response to the urgent need for therapies that address PASC, Congress awarded $1.15 billion to the National Institutes of Hea lth to study Long COVID last December 8 • Ability of vaccines to prevent Long COVID is unknown • No approved drug for the treatment of PASC 1 Feb. 24, 2021 - White House COVID - 19 Response Team press briefing; Feb 25, 2021 - policy brief from the World Health Organizatio n on long COVID 2 Nalbandian, Ani, et al . "Post - acute COVID - 19 syndrome . " Nature Medicine (2021) : 1 - 15 . 3 Clauw DJ, et al. Pain . 2020 Aug; 161(8): 1694 – 1697. 4 Cox, D. “Why are women more prone to long Covid? “ The Guardian. 13 Jun 2021 https://www.theguardian.com/society/2021/jun/13/why - are - women - more - prone - to - long - covid 5 Briggs, Andrew, and Anna Vassall . "Count the cost of disability caused by COVID - 19." (2021): 502 - 505. 6 The NIH provision of Title III Health and Human Services, Division M -- Coronavirus Response and Relief Supplemental Appropriations Act, 2021 , of H . R . 133 , The Consolidated Appropriations Act of 2021 . The bill was enacted into law on 27 December 2020 , becoming Public Law 116 - 260 .

© 2021 Tonix Pharmaceuticals Holding Corp. 24 Opportunities to Expand TNX - 102 SL to Other Indications Growing recognition that there are many disorders where sleep disturbances may have a role in the pathophysiology (cardiovascular, metabolic, neurologic) • Sleep quality plays a homeostatic role in several disorders Psychiatric Disorders • Stress Disorders (PTSD) • Mood Disorders (Depression) • Anxiety Disorders • Addiction (Alcohol Use Disorder) Chronic Pain States • Chronic wide - spread pain (fibromyalgia) • Osteoarthritis Role of sleep disturbance more established in common psychiatric and neurological/pain disorders • Recognized as a core symptom of many of these disorders • Traditional sleep medications, which increase sleep quantity, may not provide benefit (benzodiazepines in major depression) or are contraindicated Psychiatric Symptoms of Neurological Disorders • Agitation in Alzheimer’s • Psychosis in Parkinson’s, Alzheimer’s and other dementias

© 2021 Tonix Pharmaceuticals Holding Corp. 25 1 TNX - 1800 is an investigational new biologic and has not been approved for any indication. TNX - 1800 1 • Drug Product : modified recombinant horsepox live virus vaccine produced in cell culture for percutaneous administration • Targeted Indication : COVID - 19 vaccine

© 2021 Tonix Pharmaceuticals Holding Corp. 26 TNX - 1800 1 : a COVID - 19 Vaccine Candidate • Utilizes Tonix’s proprietary horsepox virus as a vector • Encodes a protein from SARS - CoV - 2, the cause of COVID - 19 • Developed in collaboration with University of Alberta, Canada • Animal testing with Southern Research Institute • Non - human primate immune response positive results reported in 4 th quarter 2020 • Non - human primate CoV - 2 challenge testing positive data reported in 1 st quarter 2021 • TNX - 1800 vaccinated animals had undetectable 2 CoV - 2 by PCR in upper and lower airways 3 • Manufacturing agreement with FUJIFILM Diosynth • Development for Good Manufacturing Practice (GMP) manufacturing for human trials • Expect GMP 4 clinical supply to be ready for human trials targeted to begin in 1 st half of 2022 5 1 TNX - 1800 (horsepox/Cov - 2 spike live vaccine) is at the pre - IND stage of development 2 Less than 1,000 genomes by PCR 3 Upper airway = oropharyngeal swabs; Lower airway = tracheal lavage 4 Good Manufacturing Practice = GMP 5 We cannot predict whether the global COVID - 19 pandemic will impact the timing of these milestones

© 2021 Tonix Pharmaceuticals Holding Corp. 27 COVID - 19 Vaccines with Emergency Use Authorization (EUA): Still Uncertainty Durability of protection • Are vaccinated people protected one year later? • Need for annual vaccinations with mRNA vaccines? Will annual boosters work? • Durable protection is associated with T cell response Detecting and mitigating vaccine failure • Need a strategy for identifying individuals at risk after vaccination and second line vaccines No biomarker of protection • No test to establish vaccine protection Current and future variants • Unknown effectiveness of existing vaccines

© 2021 Tonix Pharmaceuticals Holding Corp. 28 Potential Profile of TNX - 1800 Compared to EUA Covid - 19 Vaccines 28 Criteria EUA Vaccines TNX - 1800 Number of shots One – two One Duration Unknown Years / decades Boosters Unknown Not required Protection from variants Unknown Likely provides protection Forward Transmission Probably prevents (for PFE) Likely prevents Biomarker None Yes - “Take” Manufacturing Complex Conventional Glass sparing packaging No Yes Shipping and storage Cold Chain Standard refrigeration Protection from smallpox No Yes

© 2021 Tonix Pharmaceuticals Holding Corp. 29 Warp - Speed COVID - 19 Vaccines: Live Virus Vaccines Take Longer to Develop • mRNA • Moderna (mRNA - 1273, LNP 1 - encapsulated CoV - 2 Spike [“Spike”] mRNA) EUA 2 • Pfizer & BioNTech ( LNP - encapsulated Spike mRNA ) EUA • Subunit • Sanofi/GSK (recombinant Spike protein with adjuvant 3 ) In Phase 3 • Novavax (NVX - CoV2373, recombinant Spike protein with adjuvant 4 ) In Phase 3 • Non - replicating virus • J&J (Ad26.COV2 - S, Ad26 encoding Spike) EUA in U.S. and Canada • Astra - Zeneca/Oxford (AZD1222, ChAdOx - 1 encoding Spike) In Phase 3 (EUA in UK, Europe, Canada and India) • Live attenuated virus • Merck (TMV - 083, modified measles 5 - encoding Spike) Terminated Jan ’21 - Phase 1 6 • Merck (V591, pseudo - typed VSV 7 - encoding Spike) Terminated Jan ’21 - Phase 1 6 1 Lipid Nanoparticle = “LNP” 2 Emergency Use Authorization = “EUA” 3 GSK adjuvant AS03 contains squalene, DL - α - tocopherol and polysorbate 4 Novavax adjuvant Matrix - M1 contains saponin extracted from the Quillaja saponaria Molina tree 5 Measles - based vaccine, acquisition of Themis, collaboration with Institute Pasteur 6 Merck Discontinues Development of SARS - CoV - 2/COVID - 19 Vaccine Candidates; Continues Development of Two Investigational Therapeutic Candidates - Merck.com 7 VSV = vesicular stomatitis virus; collaboration with IAVI = International AIDS Vaccine Initiative

© 2021 Tonix Pharmaceuticals Holding Corp. 30 COVID - 19 Vaccine Landscape • We expect more than one vaccine will be approved by FDA • Different vaccines for different individuals • More than 150 vaccines in development • Diversity of approaches is important since protective immunity is not yet understood • Technologies range from never tested before (mRNA) to 220 years old • Uncertainty exists around efficacy, durability and importantly, safety • Live attenuated vector systems in development include: • Tonix (horsepox), Tonix (bovine parainfluenza), Zydus Cadila (measles - based)

© 2021 Tonix Pharmaceuticals Holding Corp. 31 Live, Attenuated Virus Vaccines for Other Infectious Diseases 1 • Long term, durable immunity • Expected to stimulate T cells and provide years to decades of protection • Single administration, scalable manufacturing • Low dose is amplified by replication, mRNA and protein synthesis at vaccination site • Block forward transmission (infectivity) • Key to conferring herd immunity and protecting immunocompromised 1 For example, the eradication of smallpox, containment of measles, mumps, and rubella

© 2021 Tonix Pharmaceuticals Holding Corp. 32 TNX - 1800 1 : Engineered for Long - term Immunity Based on “vaccinia” vaccine developed more than 200 years ago by Dr. Edward Jenner to prevent smallpox • TNX - 1800 has 99.7% colinear identity with circa 1860 smallpox vaccine 2 • Eradicated smallpox (only viral disease ever eradicated) • Elicits durable (many decades) T cell immunity • Single dose protection without adjuvants • Manufacturable at scale • Minimal “cold chain” supply issues • Glass - sparing packaging owing to small unit dose Genetic analysis of early vaccines indicates that Tonix’s “horsepox” is closely related to Edward Jenner’s “vaccinia” • Modern “vaccinia” evolved during the 220 years it was propagated by primitive methods – for over 120 years before “viruses” were identified 1 TNX - 1800 (horsepox/Cov - 2 spike live vaccine) is at the pre - IND stage of development 2 Brinkmann A et al, Genome Biology (2020) 21:286 https://doi.org/10.1186/s13059 - 020 - 02202 - 0

TNX-1800 Vaccination of Non-Human Primates Elicited Anti-SARS-CoV-2 Neutralizing Antibodies and Skin Reaction or "Take" in All Eight Animals

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STUDY DESIGN:

- Compares TNX-1800 to TNX-801 (horsepox virus, no CoV-2 protein) at two doses in non-human primates. A control group received a placebo vehicle control.
- Each of these five groups (TNX-1800 high and low dose; TNX-801 high and low dose and placebo) includes four animals.

TOLERABILITY:

- TNX-1800 and TNX-801 were well tolerated at both doses.

NEUTRALIZING ANTI-CoV-2 ANTIBODIES:

- At Day 14 after a single vaccination, all eight of the TNX-1800 vaccinated animals made anti-CoV-2 neutralizing antibodies (≥1:40 titer).
- None of the eight TNX-801 vaccinated control animals, or any of the four animals in the placebo group, made anti-CoV-2 neutralizing antibodies (≤1:10 titer).
- Level of neutralizing anti-CoV-2 antibody production was similar between the low and high dose TNX-1800 groups (1 x 10^6 Plaque Forming Units [PFU]) and 3 x 10^6 PFU, respectively.

SKIN *TAKE* BIOMARKER:

- All 16 animals vaccinated with either dose of TNX-1800 or the control TNX-801 manifested a "take", or cutaneous response, signaling that the horsepox vector elicited a strong T cell immune response.

© 2021 Tonix Pharmaceuticals Holding Corp.

© 2021 Tonix Pharmaceuticals Holding Corp. 34 TNX - 1800 Vaccination and SARS - CoV - 2 Challenge of Non - Human Primates Findings and Conclusions CHALLENGE WITH SARS - COV - 2:  Six days after challenge with SARS - CoV - 2, TNX - 1800 vaccinated animals had undetectable 1 SARS - CoV - 2 in upper or lower airways 2 . DOSE:  Supports the expectation that TNX - 1800 at the low dose of 1 x 10 6 PFU is an appropriate dose for a one - shot vaccine in humans.  Indicates that 100 doses per vial is the target format for commercialization, which is suited to manufacturing and distribution at large scale. CONCLUSIONS :  TNX - 1800 induces a strong immune response to SARS - CoV - 2 in non - human primates and is capable of decreasing viral load in upper and lower airways consistent with decreased transmission.  D ata confirm that “take” is a biomarker of a strong immunological response to TNX - 1800’s vector, horsepox virus vaccine, and also indicate that “take” is predictive of a neutralizing antibody response to CoV - 2 spike protein and protection of upper and lower airways. 1 Less than 1,000 genomes by PCR 2 Upper airway = oropharyngeal swabs; Lower airway = tracheal lavage

© 2021 Tonix Pharmaceuticals Holding Corp. 35 Why Use a Horsepox Platform for a Vaccine? Horsepox can be engineered to express foreign genes • Lack of persistence or genomic integration in the host • Strong immunogenicity as a vaccine • Readily manufacture at scale • Live, attenuated vaccine – direct antigen presentation Potential advantages of horsepox over vaccinia • Maintains strong immunogenicity with potentially improved tolerability • Relative to non - replicating vaccinia, horsepox’s replication in human cells provides direct antigen presentation, which is expected to trigger a T cell immune response, by Class I Major Histocompatibility Complex (MHC) Antigens • Horsepox may behave differently than vaccinia as a vector, in part because of its different repertoire of genes that modulate immune responses and host range

© 2021 Tonix Pharmaceuticals Holding Corp. 36 TNX - 1800 is Based on a Horsepox Virus (HPXV) Vector Designed to Express SARS - CoV - 2 S Protein *TNX - 1800 is at the pre - IND stage of development Horsepox sHPXV ~200,000 Bp TNX - 1800 * rHPXV/SARS - CoV - 2S ~200,000 Bp Homologous Recombination

37

Vaccinia Induces a Skin Reaction Called "Take" – Described by Dr. Edward Jenner


Vaccine
5 mm
Vaccination by scarification[1]



Take

- **Biomarker of protection**
  - Smallpox was eradicated using this marker
  - Revaccination indicated for recipients without "take"
- **Measure of T cell immunity**
  - No need for blood draws or complex laboratory studies
  - No other functional T cell assay is approved or in clinical use for vaccination

*Example of major cutaneous reaction, or "take," resulting from a replication-competent live-virus vaccine delivered via scarification, indicating successful vaccination[1,3]

1.Fulginiti VA, et al. *Clin Infect Dis.* 2003;37(2):241-250.
2.Liu L, et al. *Nature Med.* 2010;16(2):224-228.
3.Centers for Disease Control and Prevention. Accessed April 15, 2020. https://phil.cdc.gov/Details.aspx?pid=3276

© 2021 Tonix Pharmaceuticals Holding Corp.

© 2021 Tonix Pharmaceuticals Holding Corp. 38 Unique Challenges of SARS - CoV - 2 SARS Rate of death 1,2 Deaths 2 Rate of infectivity 1 Incubation time 2 Asymptomatic 3 0.4 2 - 7 days ~13% ~10% SARS - CoV - 2 Rate of death 1,4 Deaths (as of May 2021) 5 Rate of infectivity 1,4 Incubation time 2,4 Asymptomatic 4 ~2.5 6 - 14 days ~40% 0.003% - 5.4% 1. Ceccarelli M, et al. Eur Rev Med Pharmacol Sci. 2020;24:2781 - 2783. 2. Rabaan AA, et al. Le Infezioni in Medicina . 2020;28(2):174 - 184. 3. Wilder - Smith A, et al. Emerg Infect Dis. 2020;11(7):1142 - 1145. 4. Centers for Disease Control and Prevention. Accessed November 2020. https://www.cdc.gov/coronavirus/2019 - ncov/hcp/planning - scena rios.html 5. Johns Hopkins University. Accessed May2021. https://coronavirus.jhu.edu/map.html >3.2M 744 The death rate for COVID - 19 is significantly lower compared to SARS. 1,2,4 However, due to its virulence, SARS - CoV - 2 has resulted in far more deaths 5 SARS - CoV - 2 is more infectious, has a longer incubation time, and presents asymptomatically in more individuals, making it highly spreadable 1

Infection of Type II Pneumocytes Can Lead to Lethal Respiratory Illness

39

SARS-CoV-2 Infects Type II Pneumocytes in Lung Alveoli[1]

Type II pneumocytes in the alveoli secrete pulmonary surfactants that are necessary for effective gas exchange.[2]

These cells also serve as progenitor cells for repairing damaged alveoli.[2]


Healthy alveolus
Inhalation
Exhalation
CO2
O2
Type II pneumocytes
Blood flow
Capillary
SARS-CoV-2 infected alveolus
Inhalation
Exhalation
CO2
O2
SARS-CoV-2
IgA antibodies
Activated CD8 T cell
Fluid leakage
IgG antibodies

In COVID-19, infection of type II pneumocytes results in impaired gas exchange and fluid leakage into alveoli.[3]

Strong antibody responses to SARS-CoV-2 are linked to more severe disease and fatality.[4]

1. Knudsen L, et al. *Histochem Cell Biol.* 2018;150(6):661-676.
2. Mason RJ. *Am J Physiol Lung Cell Mol Physiol.* 2020;319(1):L115-L120.
3. Xu Z, et al. *Lancet Respir Med.* 2020;8(4):420-422.
4. Lee WS, et al. *Nat Microbiol.* 2020;5:1185-1191.

© 2021 Tonix Pharmaceuticals Holding Corp.

© 2021 Tonix Pharmaceuticals Holding Corp. 40 SARS - CoV - 2 Hijacks the Respiratory System to Spread Contagious Virus Respiratory epithelium Capillary Airway Resting CD8 T cell Endothelial cell Exhalation spreads virus • Virus factories release virions by continuous budding • Breathing, speaking or coughing has the potential to release virions into the air and transmit infection to others Bar - On YM, et al. eLife . 2020;9:e57309 .

© 2021 Tonix Pharmaceuticals Holding Corp. 41 CoV - 2 Specific T Cells Kill the Virus Factories • Natural immunity or vaccine protection has the potential to decrease forward transmission • T cells specifically kill virally infected cells Bar - On YM, et al. eLife . 2020;9:e57309 . Respiratory epithelium Capillary Airway Endothelial cell Exhalation Activated CD8 T cells

© 2021 Tonix Pharmaceuticals Holding Corp. 42 Contrasting T cell and Antibody Immunity • T cell immunity • Durable or long - lived (many years) • Recognize fragments of pathogens on the surfaces of infected cells • Cannot recognize pathogens directly • Potential to clear viral infections (by killing infected cells) • Potential to block forward transmission (contagion) by infected people • Antibody immunity • Temporary or short - lived (typically 3 - 6 months) • Recognize pathogens directly • Potential to block viral entry (by recognizing pathogens) • Can only recognize virally infected cells that express viral surface proteins

© 2021 Tonix Pharmaceuticals Holding Corp. 43 TNX - 1800: Potential Development and Uses • Potential to protect against CoV - 2 Variants • T cell epitopes are short stretches of peptides (~8 - 14 aa fragments) that so far seem to be conserved between variants • Clinical trials will test potential protection against CoV - 2 variants • For example, the “British” (B.1.1.7), “Brazilian” (P.1) and “South African” (B.1.351) strains have emerged • B.1.351 may elude the protection conferred by certain vaccines against other strains • Pre - and Post - pandemic vaccine • Development will begin with clinical trials in adults • Subsequent development will focus on children • Analogous to the historical use of horsepox and vaccinia as childhood immunizations to prevent (and ultimately eradicate) smallpox • Potential to block forward transmission (contagion) by infected people • Trial participants will be stratified by pre - existing antibody and T cell immunity • TNX - 2100 1 skin test may be used to stratify for T cell immunity 1 TNX - 2100 (SARS - CoV - 2 epitope peptide mixtures for intradermal administration) is at the pre - IND stage of development

© 2021 Tonix Pharmaceuticals Holding Corp. 44 1 TNX - 3500 is an investigational new drug and has not been approved for any indication. TNX - 3500 1 • Drug Product : sangivamycin • Targeted Indication : COVID - 19 antiviral

© 2021 Tonix Pharmaceuticals Holding Corp. 45 TNX - 3500 1 : SARS - CoV - 2 Antiviral for the Treatment of COVID - 19 TNX - 3500 (sangivamycin) – potential monotherapy antiviral 2 • Licensed from OyaGen , April 2021 • Demonstrated broad spectrum antiviral (nanomolar activity against SARS - CoV - 2, MERS, Ebola, and Lassa) • Demonstrated human tolerability for chronic dosing from US National Cancer Institute studies 3 • 65 times more potent than remdesivir in inhibiting SARS - CoV - 2 in cell culture infectivity studies (dose to achieve IC 90 ) 4 Potential COVID - 19 combination therapy with remdesivir • TNX - 3500 antiviral effect is additive when combined with remdesivir and reduces the amount of each drug necessary for an IC 90 • Combination therapies for other viruses have reduced the emergence of drug resistant viral strains Development plans • 2 nd quarter 2021: Plan to initiate animal pharmacokinetic and efficacy studies 1 TNX - 3500 is in the pre - IND stage of development and has not been approved for any indication. 2 Bennett, RP et al., Viruses . 2020 13(1):52. doi : 10.3390/v13010052. 3 Cavins JA et al., Cancer Chemotherapy Reports . 1967. 51(4) 4 Data on file, live virus BSL - 4 testing conducted by NIAID in collaboration with OyaGen

© 2021 Tonix Pharmaceuticals Holding Corp. 46 1 TNX - 2300 is an investigational new biologic and has not been approved for any indication. TNX - 2300 1 • Drug Product : modified parainfluenza virus live virus vaccine for percutaneous administration produced in cell culture • Targeted Indication : COVID - 19 vaccine

© 2021 Tonix Pharmaceuticals Holding Corp. 47 TNX - 2300, 2 nd SARS - CoV - 2 Vaccine Platform: Bovine Parainfluenza (BPI) Virus Collaboration with Kansas State University to develop a vaccine candidate for the prevention of COVID - 19 • Utilizes a novel live attenuated vaccine vector platform and the CD40 - ligand to stimulate T cell immunity • TNX - 2300 1 drives expression of CoV - 2 spike and CD40 - L Live attenuated vaccines based on bovine parainfluenza virus 2 - 6 • Previously has been shown to be an effective antigen delivery vector in humans, notably well tolerated in infants and children • Vector is well suited for mucosal immunization using a nasal atomizer, but it can also be delivered parenterally 1 Pre - IND stage of development; 2 Halle, AA et al. J Gen. Virology (2003) 84 :2153 – 2162; 3 Halle, AA et al. J Virology (2000) 74 (24): 11626 – 11635 ; 4 Karron RA et al. J Inf Dis (1995) 171: 1107 - 14; 5 Karron RA et al. Vaccine (2012) 30: 3975 – 3981; 6 Schmidt AC et al. J Virology (2001) 75(10): 4594 – 4603

© 2021 Tonix Pharmaceuticals Holding Corp. 48 1 TNX - 2100 is an investigational new in vivo diagnostic and has not been approved for any indication. TNX - 2100 1 • Drug Product : synthetic peptides derived from the sequence of SARS - CoV - 2 and related variants for intradermal administration • Targeted Indications : in vivo diagnostic skin test for SARS - CoV - 2 Exposure, measurement of delayed - type hypersensitivity (DTH) to SARS - CoV - 2; aid to the diagnosis and management of COVID - 19

© 2021 Tonix Pharmaceuticals Holding Corp. 49 TNX - 2100 1 : Potential Skin Test to Measure SARS - CoV - 2 Exposure and T Cell Immunity TNX - 2100 (SARS - CoV - 2 epitope peptide mixtures for intradermal administration) • Based on mixtures of synthetic peptides for intradermal administration • Designed to elicit delayed - type hypersensitivity (DTH) in individuals who have been exposed to SARS - CoV - 2 or who have been successfully vaccinated • Potential to measure the presence and strength of functional in vivo T cell immunity Potentially scalable test for widespread use • Adaptive Biotech’s T Detect™ COVID received FDA EUA – based on genetic analysis of T cell receptors • Other tests 2 for T cell immunity to SARS - CoV - 2 require specialized laboratories and are not amenable to standardization 1 TNX - 2100 is in the pre - IND stage of development and has not been approved for any indication. 2 Intracellular cytokine staining (ICS) measured by flow cytometry after in vitro stimulation of purified peripheral blood mononuclear cells

© 2021 Tonix Pharmaceuticals Holding Corp. 50 TNX - 2100: Potential Uses and Development Plans TNX - 2100 has the potential to serve as: • a biomarker for cellular immunity and protective immunity • a method to stratify participants in COVID - 19 vaccine trials by immune status • an endpoint in COVID - 19 vaccine trials • a biomarker of durability of vaccine protection FDA feedback on pre - IND meeting questions received in February 2021 Development plans • 4 th quarter 2021: Plan to initiate first - in - human clinical testing pending clearance of IND

© 2021 Tonix Pharmaceuticals Holding Corp. 51 1 TNX - 1300 is an investigational new biologic and has not been approved for any indication. TNX - 1300 1 • Drug Product : recombinant T172R/G173Q double - mutant cocaine esterase, produced in E. coli, delivered as a 200 mg lyophilized drug product for i.v. administration • Targeted Indication : for the treatment of cocaine intoxication • FDA Breakthrough Therapy Designation

© 2021 Tonix Pharmaceuticals Holding Corp. 52 TNX - 1300* for the Treatment of Cocaine Intoxication Recombinant protein that degrades cocaine in the bloodstream 1 • Double - mutant cocaine esterase ( CocE ) • CocE was identified in a bacterium ( Rhodococcus ) that use cocaine as its sole source of carbon and nitrogen and that grow in soil surrounding coca plants 2 • CocE catalyzes the breakdown of cocaine into metabolites ecgonine methyl ester and benzoic acid Phase 2 study comp leted by Reckitt Benckiser (TNX - 1300 was formerly RBP - 8000) 3 • Volunteer cocaine abusers received cocaine 50 mg i.v. infusion over 10 minutes • TNX - 1300 given one minute after completion of cocaine infusion • Rapidly reversed the physiologic effects of cocaine; cocaine plasma exposures dropped by 90% within two minutes • Well tolerated with the most frequently reported adverse events being gastrointestinal disorders ( including dry mouth, nausea); nervous systems disorders (including headache, dizziness) and skin and subcutaneous tissue disorders (including hyperhidrosis , dermatitis) *TNX - 1300 (T172R/G173Q double - mutant cocaine esterase 200 mg, i.v. solution) is an investigational new biologic and has not been approved for any indication. 1 Gao D et al, Mol Pharmacol . 2009. 75(2):318 - 23. 2 Bresler MM et al, Appl Environ Microbiol . 2000. 66(3):904 - 8. 3 Nasser AF et al, J Addict Dis . 2014;33(4):289 - 302.

© 2021 Tonix Pharmaceuticals Holding Corp. 53 TNX - 1300 (Cocaine Esterase or CocE ) Is a Fast - acting Cocaine Antidote CocE Rhodococcus bacteria living in the roots of the coca plant use CocE to metabolize cocaine 1 CocE cleaves chemical bonds in cocaine and disintegrates it 800 times faster than the rate that naturally occurs in the human body 1 Cocaine Cocaine is derived from the coca plant 1 1 Narasimhan D et al. Future Med Chem . 2012. Coca plant

© 2021 Tonix Pharmaceuticals Holding Corp. 54 TNX - 1300 Development Plan • Targeting to initiate a Phase 2 open - label, randomized pilot study of TNX - 1300 in the third quarter of 2021 • Emergency department (ED) setting with patients coming in for treatment of cocaine and/or polysubstance intoxication • Objectives • Primary: To evaluate the safety of TNX - 1300 in the ED setting • Secondary: • To evaluate TNX - 1300 in the management of cardiovascular (CV) and other signs and symptoms associated with cocaine intoxication compared to usual care (UC) alone • To demonstrate reduction of plasma cocaine, cocaethylene , and ecgonine methyl ester levels after TNX - 1300 administration and compare cocaine and cocaethylene levels of TNX - 1300 group to those in UC alone

© 2021 Tonix Pharmaceuticals Holding Corp. 55 1 TNX - 1900 is an investigational new drug and has not been approved for any indication. TNX - 1900 1 • Drug Product : potentiated oxytocin nasal spray solution • Targeted Indications : for the treatment of migraine, craniofacial pain, and insulin resistance

© 2021 Tonix Pharmaceuticals Holding Corp. 56 TNX - 1900 (Intranasal Potentiated Oxytocin) for the Treatment of Migraine and Craniofacial Pain – Overview Novel intranasal ( i.n. ) oxytocin (OT) formulation being developed as a prophylactic treatment for chronic migraine • Based on a propriety formulation of oxytocin*, a naturally occurring human hormone that acts as a neurotransmitter in the brain, and magnesium • Magnesium is known to potentiate the binding of oxytocin to its receptor 1 Clinical and preliminary research has shown that low oxytocin levels in the body can lead to increase in headache frequency, and that increased oxytocin levels can relieve headaches • Certain other chronic pain conditions are also associated with decreased oxytocin levels Oxytocin when delivered via the nasal route, results in enhanced binding of oxytocin to receptors on neurons in the trigeminal system, inhibiting transmission of pain signals Intranasal oxytocin has been shown in animals that it can also block CGRP release, a pathway known to be critical to the pathogenesis of migraine attacks . * Oxytocin is approved by the U.S. Food and Drug Administration (FDA) as Pitocin ® , an intravenous infusion or intramuscular injection drug, for use in pregnant women to induce labor. An intranasal form of oxytocin was marketed by Novartis to assist in nursing as Syntocinon ® , but the product was withdrawn and the New Drug Application (NDA) has been discontinued. 1. Antoni and Chadio , 1989

TNX-1900 for the Treatment of Migraine – Prevalence

57

One billion individuals worldwide suffer from migraines (~14% of population)[1]

Migraine is the second leading cause of years lived with disability[1]

In U.S., the estimated cost of all migraine headaches was $78 billion in 2014[2]

- Approximately 30% of those costs ($23 billion) were direct medical costs

Chronic migraine (≥ 15 headaches / month) effects about 1-2% of individuals[3]

- 75-150 million individuals worldwide
- 3-7 million in the U.S.

CGRP antibodies are the only migraine specific prophylaxis drugs approved in decades

- Requires parenteral administration (systemic effects on peripheral CGRP pathways)
- Long term safety concerns with prolonged systemic blockade of CGRP receptor[4]

[1] GBD 2016 Headache Collaborators, Global, regional, and national burden of migraine and tension-type headache, 1990–2016: a systematic analysis for the Global Burden of Disease Study 2016, Lancet Neurol 2018; 17: 954–76
[2] Gooch, C. L., et al., The Burden of Neurological Disease in the United States: A Summary Report and Call to Action. Ann Neurol. 2017; 81:479-484
[3] Natoli et al., Global prevalence of chronic migraine: a systematic review, Cephalagia, 2010, 30:599-609
[4] Robbins, At Stake: The Possible Long-Term Side Effects of CGRP Antagonists, https://www.practicalpainmanagement.com/pain/headache/stake-possible-long-term-side-effects-cgrp-antagonists, accessed November 8, 2020.

© 2021 Tonix Pharmaceuticals Holding Corp.

© 2021 Tonix Pharmaceuticals Holding Corp. 58 TNX - 1900 for the Treatment of Migraine – Mechanism of Action Preclinical research showed that nasally applied TNX - 1900 selectively inhibits the activity of trigeminal pain - sensing nerve cells and blocks the release of CGRP • TNX - 1900 is believed to interrupt pain signals at the trigeminal ganglia by suppressing electrical impulses, a potentially different activity than drugs that just block CGRP Migraine attacks are caused, in part, by the release of CGRP from pain - sensing nerve cells that are part of the trigeminal system • The CGRP binds to receptors on other nerve cells and starts a cascade of events that eventually results in a severe headache. This, in turn, reduces various kinds of trigeminal nerve associated pain and prevents CGRP from acting at receptors in the central nervous system that are involved in migraine. We believe targeted delivery of oxytocin could translate into selective blockade of CGRP release in the trigeminal ganglion and not throughout the body, which could be a potential safety advantage over systemic CGRP inhibition • In addition, daily dosing is more quickly reversible, in contrast to monthly or quarterly dosing, giving physicians and their patients greater control

TNX - 1900 for the Treatment of Migraine – Mechanism of Action (continued) HEAD PAIN PATIENT USES TNX - 1900 TARGETED DELIVERY Permeates nasal mucosa Transported to trigeminal system and brain Proprietary Nasal to Brain Delivery CGRP: NEUROTRANSMITTER THAT HAS BEEN VALIDATED AS KEY MIGRAINE TARGET TNX - 1900 believed to partially block release of CGRP in the trigeminal nerve Oxytocin Receptors CGRP Oxytocin Receptors Co - Localize with CGRP in most Trigeminal Ganglia Neurons Overlay of Oxytocin Receptors and CGRP Staining Abbrev. CGRP, calcitonin gene - related peptide

TNX-1900: Mechanism of Action (continued)

In animal models, intranasal oxytocin concentrates in the trigeminal system

Inhibits trigeminal neuronal firing, and decreases CGRP (and PACP) release onto meningeal vasculature and within the brainstem

- **Believed to have effects on:**
  - Neurogenic inflammation
  - Peripheral sensitization, where CGRP otherwise promotes neuronal-glial signaling of pain to trigeminal ganglion
  - Central sensitization, in which CGRP otherwise causes sensitization of NMDA receptor, reducing threshold for glutamate – creating allodynia
- **Anti-CGRP antibodies may only work on inflammation and peripheral sensitization**
  - Due to poor blood brain barrier penetration


CGRP
Role in migraine pathophysiology
Meninges
Trigeminal ganglion
Trigeminocervical complex
Neurogenic inflammation
Peripheral sensitisation
Central sensitisation
Anti-CGRP therapies
Probable site and mechanism of action
TNX-1900

Abbrev. CGRP, calcitonin gene-related peptide; PACP, pituitary adenylate cyclase-activating peptide
Figure adapted from Krishnaswamy R et al. Anti-CGRP monoclonal antibodies: breakthrough in migraine therapeutics. Progress in Neurology and Psychiatry. Vol 23.03, July-Sept, 2019.

© 2021 Tonix Pharmaceuticals Holding Corp. 61 TNX - 1900 for the Treatment of Migraine – Development Status In June 2020, Tonix acquired a proprietary formulation of nasal oxytocin solution for intranasal delivery from Trigemina Also acquired migraine and pain treatment technologies of Trigemina , Inc. and assumed license for some of technologies from Stanford University A Phase 2 trial under an investigator - initiated IND has been completed in the U.S. using TNX - 1900 Completed by Trigemina prior to acquisition Targeting start of a Phase 2 study of TNX - 1900 for the prophylactic treatment of chronic migraine in the U.S. in the third quarter of 2021 • Primary endpoint expected to be mean change in number of migraine headache days from the last 28 days of baseline to the last 28 days of treatment in each treatment group

© 2021 Tonix Pharmaceuticals Holding Corp. 62 1 TNX - 2900 is an investigational new drug and has not been approved for any indication. TNX - 2900 1 • Drug Product : oxytocin nasal spray solution • Targeted Indication : for the treatment of Prader Willi Syndrome

© 2021 Tonix Pharmaceuticals Holding Corp. 63 TNX - 2900 for the Treatment of Prader - Willi Syndrome – Overview TNX - 2900 is also based on Tonix’s patented intranasal potentiated oxytocin formulation and expands on this work Prader - Willi syndrome is the most common genetic cause of life - threatening childhood obesity 1 • Results in lack of suckling in infants and, in children and adults, severe hyperphagia, an overriding physiological drive to eat, leading to severe obesity and other complications associated with significant mortality • No approved treatment for either the suckling deficit in babies or the obesity and hyperphagia in older children associated with Prader - Willi syndrome. • Orphan disease occurring in approximately one in 15,000 births Intranasal oxytocin has been shown to improve suckling in newborn animals but also suppresses feeding behaviors in adult animal models. • Tonix’s patented potentiated oxytocin formulation is believed to increase specificity for oxytocin receptors relative to vasopressin receptors as well as to enhance the potency of oxytocin. Tonix intends to submit applications to the FDA for Orphan Drug and Fast Track designations for TNX - 2900 1 Foundation for Prader - Willi Research (fpwr.org).

© 2021 Tonix Pharmaceuticals Holding Corp. 64 1 TNX - 601 CR is an investigational new drug and has not been approved for any indication. TNX - 601 CR 1 • Drug Product : tianeptine oxalate and naloxone HCl controlled - release tablet for once - daily use • Targeted Indications : for the treatment of major depressive disorder (MDD), posttraumatic stress disorder (PTSD) and cognitive dysfunction associated with corticosteroid use

© 2021 Tonix Pharmaceuticals Holding Corp. 65 TNX - 601 CR* (Tianeptine Oxalate and Naloxone HCl Controlled Release) Tablets for the Treatment of Major Depressive Disorder (MDD) Proprietary new controlled release formulation for once - daily dosing • Expect to open IND with a Human Abuse Potential study pending IND clearance • Pending toxicology results, expect to start Phase 2 study in 4Q 2021 • Suitability for once - daily dosing established in Phase 1 pharmacokinetic study, completed outside of the U.S. • Well tolerated in study and side effects were consistent with the known safety profile of tianeptine sodium • Tianeptine sodium immediate release is approved and marketed outside of the U.S. for three times a day dosing for the treatment of depression • Once - daily dosing for TNX - 601 CR believed to have an adherence advantage over three times a day dosing with tianeptine sodium Proprietary new oxalate salt with improved pharmaceutical properties • Tianeptine oxalate is crystalline, while tianeptine sodium is amorphous Issued patents directed to tianeptine and tianeptine oxalate • Composition of Matter: Issued US patent directed to oxalate salt, U.S. Patent No. 10,449,203 and 10,946,027 • Method of Use: Issued European patent directed to methods of treating cognitive impairment associated with corticosteroid treatment, European Patent No. 3246031 *TNX - 601 (tianeptine oxalate and naloxone HCl controlled=release tablets) is in the pre - IND stage in the U.S. and has not been a pproved for any indication.

© 2021 Tonix Pharmaceuticals Holding Corp. 66 TNX - 601 CR : A Potential Treatment for Depression TNX - 601 CR’s proposed mechanism of action is completely distinct from any approved antidepressant in the U.S. • Antidepressant activity is believed to relate to indirect modulation of the glutamatergic system • Known to modulate AMPA receptor trafficking and to promote synaptic plasticity in the hippocampus under conditions of stress or corticosteroid use. • Tianeptine sodium is reported to have prominent anti - anxiety effects in depression with a low incidence of sexual side effects • TNX - 601 CR leverages the established efficacy and safety of tianeptine sodium IR as a treatment for depression outside of the U.S. • Johnson and Johnson acquired TransForm in 2005 to develop a CR version of tianeptine for the US Significant interest and need for new treatments, particularly for medicines that modulate the glutamatergic system • Majority suffering from depression do not have an adequate response to initial antidepressant therapy • Recently Spravato ® ( esketamine ) a glutamine system modulator was approved for the treatment of depression with Breakthrough Therapy designation

© 2021 Tonix Pharmaceuticals Holding Corp. 67 Tonix Approach to Abuse Liability of Tianeptine for the Development of TNX - 601 CR Addition of naloxone to formulation is designed as a deterrent to illicit parenteral abuse of crushed tablets • Naloxone is a mu - opioid antagonist that is used as a parenteral abuse deterrent in other drugs (e.g., Suboxone®, Talwin Nx ® and Targeniq ®) • Naloxone is 100% bioavailable by intravenous injection, about ~30% bioavailable by nasal insufflation and ~2% bioavailable by oral administration (due to first pass hepatitis metabolism) Based on FDA pre - IND meeting minutes, expect to open IND with human abuse potential study • To determine whether a dose of tianeptine at 2 - 3 times the proposed dose of TNX - 601 CR will have a signal in comparative “liking” study 1 • Illicit use of tianeptine to achieve a euphoric effect through parenteral (typically i.v. ) administration requires high doses that are many multiples of therapeutic dose in MDD 1 Pending a meeting and agreement on study design with FDA controlled substances staff (CSS)

© 2021 Tonix Pharmaceuticals Holding Corp. 68 TNX - 601 CR Intellectual Property – U.S. Protection expected until 2037 • United States Patent and Trademark Office (USPTO) issued United States Patent No. 10,449,203 in October 2019, Patent No. 10,946,027 in March 2021. • USPTO Provisional patent filed March 2021 • 16 patent applications pending (Australia, Brazil, Canada, China, India, Indonesia, Israel, Japan, Malaysia, Mexico, New Zealand, Saudi Arabia, Singapore, South Africa, EPO, Hong Kong) Composition of matter (crystalline oxalate salt) and method of use: Protection expected to 2037 • United States Patent and Trademark Office (USPTO) issued United States Patent No. US 9,314,469 in April 2016 for treating cognitive impairment associated with corticosteroid treatment • European Patent Office (EPO) issued European Patent Nos. EP 2,299,822 in July 2017 and EP 3,246,031 in February 2019 for treating neurocognitive side effects associated with corticosteroid treatment (validated in 11 countries) • Canadian Patent Office issued Canadian Patent No. CA 2,723,688 in June 2018 for treating cognitive impairment associated with corticosteroid treatment • 1 patent application pending (United States) Methods of Use: Protection expected to 2029/2030

© 2021 Tonix Pharmaceuticals Holding Corp. 69 1 TNX - 1500 is an investigational new drug and has not been approved for any indication. TNX - 1500 1 • Drug Product : recombinant Fc - modified anti - CD40 - ligand monoclonal antibody, from cell culture, for injection • Targeted Indications : for the prevention of organ transplant rejection, treatment of autoimmune diseases

TNX 1500, a New CD40 Ligand (CD40L) Antibody, for the Prevention of Allograft Rejection

70

The CD40-CD40L pathway is a pivotal immune system modulator and is a well-established and very promising treatment target to more safely prevent allograft rejection[1]

- **First Generation:** Development *halted due to thromboembolic complications (TE) – blood clots*. TE complications traced to Fc gamma receptor
- **Second Generation:** Eliminated the Fc gamma receptor (TE complication) but *potency and half life reduced which limited utility*
- **TNX-1500 Third Generation**: Re-engineered based on greater understanding of the Fc gamma receptor. Modulated the binding of FcγR while preserving FcRn function
  - Expected to deliver efficacy without compromising safety

Tonix expects to have GMP product ready in the third quarter of 2021 for TNX-1500

Selectively Modified Anti-CD40L Ab


Ruplizumab full Fab
FcγR-modulated Fc region
Mutated FcγR-binding region
FcRn-binding region

TNX-1500 contains the full ruplizumab Fab and the engineered Fc region that modulates FcγR-binding, while preserving FcRn function.

1. Camilleri B, et al. *Exp Clin Transplant*. 2016;14(5):471-483.

© 2021 Tonix Pharmaceuticals Holding Corp.

Pipeline[1] Summary – by Select Therapeutic Areas

71

Pain

- **TNX-102 SL (sublingual cyclobenzaprine) for fibromyalgia**
  Phase 3/RELIEF
  Phase 3/RALLY
- **TNX-1900 (intranasal oxytocin) for craniofacial pain**
  Clinical – pre-IND stage

Psychiatry

- **TNX-102 SL (sublingual cyclobenzaprine) for PTSD**
  Phase 3/RECOVERY
- **TNX-102 SL (sublingual cyclobenzaprine) for agitation in Alzheimer's**
  Phase 2 ready
  FDA Fast Track designation
- **TNX-601 CR (tianeptine oxalate and naloxone) for depression and PTSD**
  Clinical - Pre-IND stage
- **TNX-1600 (triple reuptake inhibitor[2]) for PTSD, Depression and ADHD[3]**
  Preclinical

Addiction Medicine

- **TNX-1300 (cocaine esterase) for cocaine intoxication**
  Phase 2
  FDA Breakthrough Therapy designation
- **TNX-102 SL (sublingual cyclobenzaprine) for alcohol use disorder**
  Phase 2 ready

Neurology

- **TNX-1900 (intranasal oxytocin) for migraine**
  Clinical – pre-IND stage
- **TNX-102 SL (sublingual cyclobenzaprine) for Long COVID (PASC)**
  Clinical – pre-IND stage

Rare/Orphan Disease

- **TNX-2900 (intranasal oxytocin) for Prader-Willi syndrome**
  Clinical – pre-IND stage

[1] Experimental new medicines and biologics, not approved for any indication
[2] (2S,4R,5R)-5-(((2-aminobenzo[d]thiazol-6-yl)methyl)amino)-2-(bis(4-fluorophenyl)methyl)tetrahydro-2H-pyran-4-ol) is an inhibitor of reuptake of three monoamine neurotransmitters (serotonin, norepinephrine and dopamine) – licensed from Wayne State University
[3] ADHD = attention deficit hyperactivity disorder

© 2021 Tonix Pharmaceuticals Holding Corp.

Pipeline[1] Summary – by Select Therapeutic Areas (continued)

72

Public Health

- **TNX-1800 (live modified horsepox vaccine) for preventing COVID-19**
  Preclinical
- **TNX-2300 (live bovine parainfluenza vaccine) for preventing COVID-19**
  Preclinical
- **TNX-2100 (DTH skin test) for detecting exposure and T cell immunity to SARS-CoV-2**
  Pre-IND
- **TNX-3500 (sangivamycin) for COVID-19 antiviral**
  Preclinical

Biodefense

- **TNX-801 (live horsepox vaccine) for preventing smallpox and monkeypox**
  Preclinical
- **TNX-701 (oral radioprotective agent) for radioprotection**
  Preclinical

Transplantation/ Autoimmunity

- **TNX-1500 (anti-CD40-Ligand) for preventing rejection of solid organ transplants**
  Preclinical
- **TNX-1500 (anti-CD40-Ligand) for treating autoimmune disease**
  Preclinical

Oncology

- **TNX-1700 (rTFF2[2]) for treatment of gastric and pancreatic cancer**
  Preclinical

[1] Experimental new medicines and biologics, not approved for any indication
[2] Recombinant Trefoil Family Factor 2 – licensed from Columbia University

© 2021 Tonix Pharmaceuticals Holding Corp.

© 2021 Tonix Pharmaceuticals Holding Corp. 73 Milestones – Recently Completed and Upcoming 1 □ 4 th Quarter 2020 Positive topline data from TNX - 102 SL Phase 3 F304/RELIEF study in fibromyalgia reported □ 1 st Quarter 2021 Non - human primate positive efficacy data from TNX - 1800 in COVID - 19 models reported Data □ 3 rd Quarter 2021 Interim analysis of TNX - 102 SL Phase 3 F306/RALLY study in fibromyalgia expected □ 1 st Quarter 2022 Topline data from TNX - 102 SL Phase 3 F306/RALLY study in fibromyalgia expected Clinical Trial Initiations – 5 New Trials This Year □ 3 rd Quarter 2021 Phase 2 OL safety study of TNX - 1300 in ED setting for cocaine intoxication expected □ 3 rd Quarter 2021 Phase 2 study of TNX - 1900 for the treatment of migraine expected □ 3 rd Quarter 2021 Phase 3 study of TNX - 102 SL for the treatment of PTSD in Kenya expected □ 4 th Quarter 2021 Phase 2 study of TNX - 601 CR for the treatment of major depressive disorder expected □ 4 th Quarter 2021 First - in - human clinical study of TNX - 2100 for SARS - CoV - 2 skin test expected □ 1 st Half 2022 Phase 1 safety study of TNX - 1800 for COVID - 19 expected 1 We cannot predict whether the global COVID - 19 pandemic will impact the timing of these milestones. x x

© 2021 Tonix Pharmaceuticals Holding Corp. 74 Management Team Seth Lederman, MD President & CEO Jessica Morris Chief Operating Officer Gregory Sullivan, MD Chief Medical Officer Bradley Saenger , CPA Chief Financial Officer

© 2021 Tonix Pharmaceuticals Holding Corp. 75 Thank You!